Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2018

FOURTH-QUARTER AND YEAR-END OPERATING RESULTS

•	Fourth-quarter reported net sales totaled $1.4 billion.

•	Fourth-quarter GAAP earnings from continuing operations of $0.23 per diluted share.

•	Fourth-quarter adjusted earnings[1] from continuing operations of $0.30 per diluted share.

•	Generated $179 million of cash flow from operations during fiscal 2018.

•	Company issues fiscal 2019 GAAP earnings range of $1.43 to $1.53 per diluted share and adjusted earnings[1] range of $1.73 to $1.83 per diluted share.

June 21, 2018 (ST. PAUL, Minn.) – Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.4 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 28, 2018, a decline of 3.1 percent compared to the same period last year. Internal sales, which adjust for the effects of currency translation and changes in product selling relationships, declined 3.3 percent.

Reported net income from continuing operations for the fourth quarter of fiscal year 2018 was $20.9 million, or $0.23 per diluted share, compared to $61.4 million, or $0.65 per diluted share, in last year’s fiscal fourth quarter.

Adjusted net income1 from continuing operations, which excludes deal amortization costs and discrete tax matters, totaled $28.2 million for the fourth quarter of fiscal 2018, compared to $65.6 million in the same quarter last year, driven by the anticipated decrease in sales and margins in our Dental segment and a change in estimate related to year-end inventory valuations. Adjusted earnings1 per diluted share from continuing operations totaled $0.30 in the fourth quarter, compared to $0.69 in the fiscal 2017 fourth quarter.

“Our fourth-quarter results met our revised expectations and reflected the impact of ongoing challenges that the Company has been facing,” said Mark Walchirk, president and CEO of Patterson Companies. “Looking ahead, we are executing on a number of initiatives to stabilize the core business and build a stronger platform for fiscal 2019, and expect to return to profit growth in the second half of the year. These initiatives are focused on improving our revenue, margin and cash flow performance and unlocking the strength of our value proposition. We are confident that we are taking the right steps to improve performance and deliver shareholder value going forward.”

Patterson Dental

Reported net sales in our Dental segment for the fourth quarter, which represented approximately 39 percent of total company sales, were $545.8 million compared to $607.3 million in the same quarter last year. Internal sales declined 10.5 percent compared to the fiscal 2017 fourth quarter. Year-over-year internal sales by category were as follows:

•	Consumable dental supplies decreased 6.7 percent.

•	Equipment and software declined 20.2 percent.

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies decreased 2.5 percent.

“As expected, results in the Dental segment reflected the continued challenges throughout the year as a result of our sales force realignment, ERP implementation and the market transition in the digital equipment category,” continued Walchirk. “We are focused on improving sales productivity, strengthening product mix, leveraging our new ERP platform and expanding our sales penetration in the digital equipment market. We expect these actions will contribute toward stabilizing the Dental business and building momentum around growth and profitability in the second half of fiscal 2019.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the fourth quarter of fiscal 2018, which comprised approximately 61 percent of the company’s total sales, were $848.0 million compared to $827.5 in the same quarter last year. Internal sales for the segment increased 2.4 percent from the fiscal 2017 fourth quarter. Year-over-year internal sales by category were as follows:

•	Production animal increased 2.8 percent.

•	Companion animal rose 1.9 percent.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

“Sales in our Animal Health segment grew as expected in the quarter, led by our production animal health business, which benefitted from improving fundamentals in the swine and beef categories, partially offset by pressures in the dairy category,” continued Walchirk. “In fiscal 2019, we expect to improve growth and operating performance in the Animal Health business through driving sales execution, improved product mix and effective cost management.”

Share Repurchases and Dividends

In the fourth quarter of fiscal 2018, Patterson paid $24.6 million in cash dividends to shareholders. For fiscal 2018, the company returned a total of $186.7 million to shareholders in the form of share repurchases and dividends.

Year-to-Date Results

Consolidated sales for fiscal 2018 totaled $5.5 billion, a 2.3 percent year-over-year decrease. Internal sales declined 1.6 percent. Reported net income from continuing operations was $201.0 million, or $2.16 per diluted share, compared to $173.8 million, or $1.82 per diluted share in fiscal 2017. This comparison includes the recognition of a provisional net tax benefit of $76.6 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the 2017 Tax Act enacted during the third quarter. Fiscal 2017 results contained a pre-tax non-cash impairment charge of approximately $36 million, or approximately $23 million after taxes, or $0.24 per diluted share, related to the distribution fee associated with the CEREC product component of the previously exclusive arrangement with Sirona Dental Systems.

Adjusted net income1 from continuing operations, which excludes transaction-related costs, deal amortization costs, intangible asset impairment, integration and business restructuring expenses, and discrete tax matters, totaled $156.8 million, or $1.68 per diluted share, compared to $223.3 million, or $2.34 per diluted share, in fiscal 2017.

FY2019 Guidance

Patterson today issued fiscal 2019 earnings guidance from continuing operations, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings from continuing operations are expected to be in the range of $1.43 to $1.53 per diluted share.

•	Non-GAAP adjusted earnings[1] from continuing operations are expected to be in the range of $1.73 to $1.83 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of deal amortization expense of approximately $27.3 million ($0.30 per diluted share)

Our guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2018.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely earnings from continuing operations, net income from continuing operations and earnings per diluted share from continuing operations, for the impact of transaction related costs, deal amortization expenses, intangible asset impairment, integration and business restructuring expenses, along with the related tax effects of these items, the impact of the 2017 Tax Act and other discrete tax matters.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth-quarter and full-year performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term constant currency represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Fourth-Quarter Conference Call and Replay

Patterson’s fourth-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fiscal 2018 fourth-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 4897286 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health

MarketPatterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com
WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Net sales	$1,400,609	$1,445,032	$5,465,683	$5,593,127
Gross profit	289,839	335,498	1,199,366	1,301,397
Operating expenses	248,588	239,343	979,477	1,013,469

Operating income from continuing operations	41,251	96,155	219,889	287,928
Other income (expense):
Other income, net	1,349	1,033	6,117	6,013
Interest expense	(12,289)	(11,401)	(46,743)	(43,060)

Income from continuing operations before taxes	30,311	85,787	179,263	250,881
Income tax expense (benefit)	9,383	24,430	(21,711)	77,093

Net income from continuing operations	20,928	61,357	200,974	173,788
Net loss from discontinued operations	—	334	—	(2,895)

Net income	$20,928	$61,691	$200,974	$170,893

Basic earnings (loss) per share:
Continuing operations	$0.23	$0.65	$2.17	$1.83
Discontinued operations	—	0.01	—	(0.03)

Net basic earnings per share	$0.23	$0.66	$2.17	$1.80

Diluted earnings (loss) per share:
Continuing operations	$0.23	$0.65	$2.16	$1.82
Discontinued operations	—	—	—	(0.03)

Net diluted earnings per share	$0.23	$0.65	$2.16	$1.79

Weighted average shares:
Basic	91,846	93,830	92,467	94,897
Diluted	92,446	94,503	93,094	95,567
Dividends declared per common share	$0.26	$0.26	$1.04	$0.98

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 28, 2018	April 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$62,984	$94,959
Receivables	826,877	884,803
Inventory	779,834	711,903
Prepaid expenses and other current assets	103,029	111,928

Total current assets	1,772,724	1,803,593
Property and equipment, net	290,590	298,452
Goodwill and other intangible assets	1,205,401	1,238,983
Long-term receivables, net and other	202,949	166,885

Total assets	$3,471,664	$3,507,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$610,368	$616,859
Other accrued liabilities	205,415	213,318
Current maturities of long-term debt	76,598	14,754
Borrowings on revolving credit	16,000	59,000

Total current liabilities	908,381	903,931
Long-term debt	922,030	998,272
Other non-current liabilities	179,463	211,277

Total liabilities	2,009,874	2,113,480
Stockholders’ equity	1,461,790	1,394,433

Total liabilities and stockholders’ equity	$3,471,664	$3,507,913

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 28, 2018	April 29, 2017
Operating activities:
Net income	$200,974	$170,893
Net loss from discontinued operations	—	(2,895)

Net income from continuing operations	200,974	173,788
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	83,816	83,818
Intangible asset impairment	—	36,312
Non-cash employee compensation	36,532	19,025
Change in assets and liabilities, net of acquired	(142,427)	(147,329)

Net cash provided by operating activities- continuing operations	178,895	165,614
Net cash used in operating activities- discontinued operations	—	(2,895)

Net cash provided by operating activities	178,895	162,719
Investing activities:
Additions to property and equipment	(43,263)	(47,019)
Collection of deferred purchase price receivables	49,650	51,402
Other investing activities	10,600	(3,190)

Net cash provided by investing activities- continuing operations	16,987	1,193
Net cash provided by investing activities- discontinued operations	—	—

Net cash provided by investing activities	16,987	1,193
Financing activities:
Dividends paid	(99,199)	(95,910)
Repurchases of common stock	(87,500)	(125,384)
Proceeds from issuance of long-term debt, net	150,000	—
Debt amendment costs	—	(1,266)
Retirement of long-term debt	(164,754)	(26,238)
Draw on (payment on) revolver	(43,000)	39,000
Other financing activities	14,291	7,635

Net cash used in financing activities	(230,162)	(202,163)
Effect of exchange rate changes on cash	2,305	(4,243)

Net change in cash and cash equivalents	$(31,975)	$(42,494)

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 28, 2018	April 29, 2017	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,145,258	$1,148,337	(0.3)%	1.7%	(1.5)%	(0.5)%
Equipment and software	168,393	207,339	(18.8)	0.4	—	(19.2)
Other	86,958	89,356	(2.7)	0.8	—	(3.5)

Total	$1,400,609	$1,445,032	(3.1)%	1.4%	(1.2)%	(3.3)%

Dental
Consumable	$317,951	$339,398	(6.3)%	0.4%	—%	(6.7)%
Equipment and software	155,979	194,493	(19.8)	0.4	—	(20.2)
Other	71,834	73,417	(2.2)	0.3	—	(2.5)

Total	$545,764	$607,308	(10.1)%	0.4%	—%	(10.5)%

Animal Health
Consumable	$827,307	$808,939	2.3%	2.2%	(2.1)%	2.2%
Equipment and software	12,414	12,846	(3.4)	0.1	—	(3.5)
Other	8,257	5,687	45.2	7.9	—	37.3

Total	$847,978	$827,472	2.5%	2.2%	(2.1)%	2.4%

Corporate
Other	$6,867	$10,252	(33.0)%	—%	—%	(33.0)%

Total	$6,867	$10,252	(33.0)%	—%	—%	(33.0)%

Twelve Months Ended
Consolidated net sales
Consumable	$4,415,643	$4,400,888	0.3%	0.6%	(1.5)%	1.2%
Equipment and software	709,253	834,526	(15.0)	0.3	—	(15.3)
Other	340,787	357,713	(4.7)	0.3	—	(5.0)

Total	$5,465,683	$5,593,127	(2.3)%	0.5%	(1.2)%	(1.6)%

Dental
Consumable	$1,251,642	$1,321,764	(5.3)%	0.3%	—%	(5.6)%
Equipment and software	660,355	780,868	(15.4)	0.3	—	(15.7)
Other	284,081	287,587	(1.2)	0.2	—	(1.4)

Total	$2,196,078	$2,390,219	(8.1)%	0.3%	—%	(8.4)%

Animal Health
Consumable	$3,164,001	$3,079,124	2.8%	0.7%	(2.1)%	4.2%
Equipment and software	48,898	53,658	(8.9)	—	—	(8.9)
Other	29,665	27,044	9.7	1.7	—	8.0

Total	$3,242,564	$3,159,826	2.6%	0.7%	(2.1)%	4.0%

Corporate
Other	$27,041	$43,082	(37.2)%	—%	—%	(37.2)%

Total	$27,041	$43,082	(37.2)%	—%	—%	(37.2)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 28, 2018.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Operating income (loss)
Dental	$46,036	$86,315	$229,201	$263,671
Animal Health	20,128	27,672	78,058	88,132
Corporate	(24,913)	(17,832)	(87,370)	(63,875)

Total	$41,251	$96,155	$219,889	$287,928

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 28, 2018	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non- GAAP
Operating income from continuing operations	$41,251	$—	$9,533	$—	$—	$—	$50,784
Other expense, net	(10,940)	—	—	—	—	—	(10,940)

Income from continuing operations before taxes	30,311	—	9,533	—	—	—	39,844
Income tax expense (benefit)	9,383	—	2,893	—	—	(608)	11,668

Net income from continuing operations	$20,928	$—	$6,640	$—	$—	$608	$28,176

Diluted earnings per share from continuing operations*	$0.23	$—	$0.07	$—	$—	$0.01	$0.30

Operating income from continuing operations as a % of sales	2.9%						3.6%
Effective tax rate	31.0%						29.3%
For the three months ended April 29, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non- GAAP
Operating income from continuing operations	$96,155	$178	$9,745	$—	$257	$—	$106,335
Other expense, net	(10,368)	—	—	—	—	—	(10,368)

Income from continuing operations before taxes	85,787	178	9,745	—	257	—	95,967
Income tax expense (benefit)	24,430	67	3,375	—	98	2,383	30,353

Net income from continuing operations	$61,357	$111	$6,370	$—	$159	$(2,383)	$65,614

Diluted earnings per share from continuing operations*	$0.65	$—	$0.07	$—	$—	$(0.03)	$0.69

Operating income from continuing operations as a % of sales	6.7%						7.4%
Effective tax rate	28.5%						31.6%
For the twelve months ended April 28, 2018	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non- GAAP
Operating income from continuing operations	$219,889	$—	$38,515	$—	$8,594	$—	$266,998
Other expense, net	(40,626)	—	—	—	—	—	(40,626)

Income from continuing operations before taxes	179,263	—	38,515	—	8,594	—	226,372
Income tax expense (benefit)	(21,711)	—	11,793	—	2,879	76,648	69,609

Net income from continuing operations	$200,974	$—	$26,722	$—	$5,715	$(76,648)	$156,763

Diluted earnings per share from continuing operations*	$2.16	$—	$0.29	$—	$0.06	$(0.82)	$1.68

Operating income from continuing operations as a % of sales	4.0%						4.9%
Effective tax rate	-12.1%						30.7%
For the twelve months ended April 29, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non- GAAP
Operating income from continuing operations	$287,928	$1,657	$39,957	$36,312	$6,561	$—	$372,415
Other expense, net	(37,047)	—	—	—	—	—	(37,047)

Income from continuing operations before taxes	250,881	1,657	39,957	36,312	6,561	—	335,368
Income tax expense (benefit)	77,093	625	13,769	13,263	2,481	4,789	112,020

Net income from continuing operations	$173,788	$1,032	$26,188	$23,049	$4,080	$(4,789)	$223,348

Diluted earnings per share from continuing operations*	$1.82	$0.01	$0.27	$0.24	$0.04	$(0.05)	$2.34

Operating income from continuing operations as a % of sales	5.1%						6.7%
Effective tax rate	30.7%						33.4%

*	May not sum due to rounding